Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Entropic Communications, Inc.’s 2012 Inducement Award Plan of our reports dated February 3, 2012, with respect to the consolidated financial statements and schedule of Entropic Communications, Inc., and the effectiveness of internal control over financial reporting of Entropic Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

                                         /S/ ERNST & YOUNG LLP

San Diego, California

May 4, 2012